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                                                                  EXHIBIT (J)(2)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 72 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Greater China Growth Fund of our report dated October 2, 1998, relating to the Fund and of our report dated October 2, 1998, relating to Greater China Growth Portfolio, which are included in the Annual Report to Shareholders for the year ended August 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


December 18, 1998
Boston, Massachusetts

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